Exhibit 17 (i)


           Please fold and detach card at perforation before mailing.
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                                              Form of Voting Instructions Card
[Name of Insurance Company]                   Mutual Fund Variable Annuity Trust

                      Meeting of Shareholders To Be Held On
                                December 1, 2003

THESE VOTING INSTRUCTIONS ARE REQUESTED BY THE ABOVE-NAMED INSURANCE COMPANY IN CONNECTION WITH A SOLICITATION OF PROXIES BY THE TRUSTEES OF MUTUAL FUND VARIABLE ANNUITY TRUST ON BEHALF OF ITS [Name of Acquired Portfolio].

This Voting Instruction Card, if properly executed, will be voted by your insurance company in the manner directed by you. If this voting instruction card is executed and no direction is made, this voting instruction card will be voted FOR the proposal and, in the discretion of the insurance company, upon such other business as may properly come before the meeting of shareholders to be held at 9:00 a.m., Eastern Standard Time, on December 1, 2003, at the offices of Mutual Fund Variable Annuity Trust, 522 Fifth Avenue, 7th Floor, New York, NY (the "Meeting").

By signing below, I instruct the insurance company to vote the shares of [Name of Acquired Portfolio] related to my contract at the and any adjournment of the Meeting as indicated on the reverse side of this card.

                                            Date:  _____________________________

                                            ____________________________________

                                            ____________________________________
                                            Signature(s):
                                            If a contract is held jointly, each
                                            contract owner should sign. If only
                                            one signs, it will be binding. If a
                                            contract owner is a business
                                            entity, please indicate the title
                                            of the person signing.

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           Please fold and detach card at perforation before mailing.
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 Please fill in box(es) as shown using black or blue ink or number 2 pencil. |X|
                       PLEASE DO NOT USE FINE POINT PENS.

Proposal [number of proposal]               FOR           AGAINST       ABSTAIN
                                            |_|             |_|           |_|

To approve a Plan of Reorganization involving [Name of Acquired Fund], a Portfolio of Mutual Fund Variable Annuity Trust, and [Name of Acquiring Fund], a Portfolio of SunAmerica Series Trust, under which the following will occur:

o The acquisition of the assets of [Name of Acquired Fund] by [Name of Acquiring Fund] in exchange for shares of [Name of Acquiring Fund].
o     The distribution of such shares to the shareholders of [Name of Acquired
      Fund].
o     The liquidation and dissolution of [Name of Acquired Fund].

This is described more fully in the Prospectus/Proxy Statement

Other Business                             GRANT          WITHHOLD      ABSTAIN
                                            |_|             |_|           |_|

To vote upon any other business which may be legally presented at the Meeting or any adjournment thereof.

  PLEASE BE SURE TO DATE AND SIGN YOUR VOTING INSTRUCTION ON THE REVERSE SIDE.